SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant To Section 13 or 15(d) of the
                        Securuties Exchange Act of 1934




       Date of Report (Date of earliest event reported) October 21, 1996



                         MILLER BUILDING SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)




                  0-14651                    36-3228778
       (Commission File number)     (I.R.S. Employer Identification No.)




              58120 County Road 3 South
              P.O. Box 1283
              Elkhart, Indiana                          46515
             (Address of principal executive offices)           (Zip Code)



                                 (219) 295-1214
            (Registrant's telephone number, including area code)





Item 2.    Acquisition or Disposition of Assets.


     On October 21, 1996, Miller Structures, Inc.("Seller"), an Indiana corporation and a wholly owned subsidiary of Miller Building Systems, Inc. (the "Registrant"), sold all of the issued and outstanding shares of common stock of its wholly owned subsidiary, Miller Structures, Inc.("Miller Structures"), a California corporation, to MODTECH, Inc.("Buyer") The sale was made pursuant to an Agreement for Purchase and Sale of all of the outstanding Capital Stock of Miller Structures, Inc., a Non-Competition Agreement and the Supplemental Closing Agreement.

     The consideration paid by the Buyer to the Seller consists of a cash purchase price of $1,606,022 less $82,000 pending the resolution of a dispute over the valuation of inventories. Seller and the Buyer also entered into a three-year lease obligation for certain real property ("Property") which lease agreement requires the Buyer, as lessee, to pay Seller rental payments of $4,500 per month. The lease obligation is subject to cancellation if an expanded environmental report on the Property is performed and is satisfactory to Buyer. Upon the issuance of an acceptable expanded environmental report, Seller and Buyer will mutually agree to cancel the lease agreement, and Buyer will acquire the Property from Seller for a cash purchase price of $450,000.


Item 7.   Financial Statements and Exhibits.

     (a) The pro forma financial information required by this Current Report on Form 8-K is not included herein as it was impractical for the Registrant to provide such information. Such pro forma financial information will be filed as soon as practical, which the Registrant believes will be within 60 days from the date of this Current Report.

     (b) The exhibits set forth on the Index to exhibits on page 4 are incorporated herein by reference.

















                                       2


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                MILLER BUILDING SYSTEMS, INC.

Date:  November 4, 1996

                                By:  \Edward C. Craig
                                     Edward C. Craig,
                                     President and Chief
                                     Executive Officer




































                                       3
                                LIST OF EXHIBITS


Exhibit
Number

20.1      Supplemental Closing Agreement.

20.2 Agreement for Purchase and Sale of all of the outstanding Capital Stock of Miller Structures, Inc.

20.3      Non-Competition Agreement








































                                       4
                         SUPPLEMENTAL CLOSING AGREEMENT

     THIS SUPPLEMENTAL CLOSING AGREEMENT (this "Closing Agreement") is made and entered into on October 21, 1996, by and between MODTECH, INC., a California Corporation ("Buyer"), and MILLER STRUCTURES, INC., an Indiana Corporation ("Seller").

                                    RECITALS

     A. Buyer and Seller have previously entered into that certain Agreement for Purchase and Sale of All of the Outstanding Capital Stock of Miller Structures, Inc. dated as of September 30, 1996, (the "Purchase Agreement") providing for the purchase by Buyer from Seller of all of the issued and outstanding capital stock of Miller Structures, Inc., a California Corporation (the "Company"), owned beneficially and of record by Seller.

     B.   In connection with the Closing (as such term is defined in Section
3.1 of the Purchase Agreement) of the transactions contemplated by the Purchase Agreement, Buyer and Seller desire to set forth certain additional and modified terms and conditions upon which the transactions contemplated by the Purchase Agreement will be consummated.

     NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, and covenants herein contained, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

     1. The Purchase Price payable pursuant to Section 2.1 of the Purchase Agreement shall be $1,606,022.

     2. It is understood and agreed that the value of the Company's inventories is in dispute as of the Closing. Accordingly, at the Closing Buyer shall deduct from the purchase price the sum of $82,000 and pay to Seller the balance of the Purchase Price, pending reconciliation of the value of the Company's inventories as of September 30, 1996 to the mutual satisfaction of Buyer and Seller. Within 45 days following the Closing, Seller shall reconcile the Company's inventory as to counts and obsolescence, and provide Buyer with such reconciliation. Buyer and Seller shall then have a period of 30 days from receipt from Seller of the inventory reconciliation to attempt in good faith to agree upon a mutually acceptable resolution as to the additional amount, if any, payable by Buyer to Seller in respect of the Company's inventories at September 30, 1996. In the event that the parties reach such a mutual agreement, the full amount agreed upon shall be paid by Buyer to Seller within 5 business days thereafter. In the event that the parties are unable to reach such a mutual agreement within the 30-day period specified above, the dispute shall be resolved in accordance with the dispute resolution provisions set forth in the Purchase Agreement. Nothing contained herein shall limit the right of Buyer to assert a claim for indemnification under Section 8.3 of the Purchase Agreement in the event that the value of the Company's inventories as of September 30, 1996 is less than $82,000 below the value thereof reflected on the Company's Balance Sheet attached as part of Exhibit A to the Purchase Agreement.

     3. The environmental report obtained by Seller and provided to Buyer pursuant to the provisions of Section 6.9 (the "Environmental Report") discloses certain matters which, without further investigation, suggests that there may be facts or conditions regarding the real property and improvements thereon referred to in Section 4.24 of the Purchase Agreement (the "Real Property") which may not be acceptable to Buyer. Accordingly, it is understood and agreed that the Real Property shall be transferred by the Company to Seller prior to the Closing, and shall be leased by Seller to the Company for a period of three full years from the date of the Closing, at a "triple net" rental of $4,500.00 per month, with each monthly rental payment to be made on the first business day of each calendar month. As soon as practicable following the Closing, Buyer shall, at its expense, cause the Environmental Report to be expanded (sort of a "Phase II" report) to more fully address certain of the facts and conditions noted in the Environmental Report as originally rendered. A copy of such expanded Environmental Report shall be delivered to both Buyer and Seller. Within 10 business days following receipt of the extended Environmental Report, Buyer shall notify Seller in writing whether Buyer accepts the extended Environmental Report, or objects to the expanded Environmental Report on the grounds that one or more facts or conditions are disclosed therein (and specified in Buyer's written notice of objection) which, in the reasonable judgement of Buyer, would give rise to, or with the passage of time could reasonably be expected to give rise to, liabilities, costs or expenses for remediation or otherwise which could reasonably be expected to exceed, together with any claims for indemnification that are subject to Section 8.3 (a) (v) of the Purchase Agreement, $35,000. In the event that Buyer accepts the expanded Environmental Report, the Company shall, within 10 business days, purchase the Real Property from Seller for the purchase price of $450,000 with the representations and warranties of Seller set forth in Section 4.24 of the Purchase Agreement to apply to such purchase. In the event that Buyer objects to the expanded Environmental Report, Seller shall have the right, but not the obligation, to notify Buyer in writing, given within 10 business days following receipt of Buyer's written notice of objection, of Seller's intention to remediate, at Seller's sole cost and expense, the fact(s) or condition(s) specified in Buyer's written notice of objection, provided that, in the reasonable judgement of Buyer, such proposed remediation can be completed within a reasonable time period, without undue interference with the Company's business. In the event that such remediation is completed to the reasonable satisfaction of Buyer, the Company shall, within 10 business days following the completion of such remediation, purchase the Real Property from Seller on the terms and for the price specified above in this paragraph
3. If Seller disputes (i) the objection of Buyer to the expanded Environmental Report, (ii) the judgement of Buyer as to whether any proposed remediation can be completed within a reasonable time period without undue interference with the Company's business, or (iii) the determination of Buyer as to the inadequacy of the remediation; the dispute shall be resolved in accordance with the dispute resolution provisions of the Purchase Agreement. In the event that Buyer objects to the expanded Environmental Report and Seller elects not to undertake remediation of the fact(s) or conditions specified in Buyer's written notice of objection, or such remediation cannot be completed within a reasonable period of time without undue interference with the Company's business, the lease shall continue until the expiration of three years following the Closing Date of the Real Property to the Company by Seller.


     4. Notwithstanding any other provision of the Purchase Agreement to the contrary, Seller agrees to indemnify and hold each of Buyer and the Company harmless with respect to any and all claims, losses, damages, obligations, liabilities and expenses, including without limitation reasonable legal fees and other costs and expenses of investigation and defense, which either Buyer or the Company shall incur or suffer following the Closing arising out of or in connection with that certain workers compensation claim identified on Exhibit F to the Purchase Agreement.

     5. Except as and to the limited extent modified or amended hereby, each of the provisions of the Purchase Agreement remains unimpaired and unaffected by the provisions of this Closing Agreement, and the Purchase Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Closing Agreement as of the day and year first above written.

     "Buyer"                                 "Seller"

     BUYER, INC.                        MILLER STRUCTURES, INC.


By: \Evan M. Gruber                By:  \Edward C. Craig
    Evan M. Gruber,                     Edward C. Craig,
    President                           President





























                  AGREEMENT FOR PURCHASE AND SALE OF
                ALL OF THE OUTSTANDING CAPITAL STOCK OF
                        MILLER STRUCTURES, INC.

     THIS AGREEMENT is made and entered into as of September 30, 1996, by and between MODTECH, INC., a California corporation ("Modtech") or nominee, and MILLER STRUCTURES, INC., an Indiana corporation ("SELLER"), that owns all of the issued and outstanding capital stock of Miller Structures, Inc., a California corporation (the "Company").


                               RECITALS

     A. Seller owns, beneficially and of record, all of the issued and outstanding shares of the capital stock (the "Stock") of the Company.

     B. Modtech desires to purchase from Seller all of the outstanding shares of the Stock owned by Seller, and Seller is willing to sell such shares to Modtech, all on the terms and conditions set forth herein. To that end, Modtech and Seller have heretofore entered into an purchase agreement in principle dated August 12, 1996 (the "Agreement in Principle"), providing for the purchase by Modtech from Seller of all of the Stock of the Company on certain terms and conditions specified therein.

     C. The parties hereto desire to set forth the definitive terms and conditions upon which Seller shall sell to Modtech, and Modtech shall purchase from Seller, all of the Stock of the Company, as contemplated by and in furtherance of the Agreement in Principle.

     NOW. THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, and covenants herein contained, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

     1.   PURCHASE AND SALE OF STOCK

     Subject to the terms and conditions hereof, at the Closing to be held in accordance with the provisions of Section 3 hereof, Modtech agrees to purchase from Seller, and Seller agrees to sell to Modtech, all of the shares of the Stock owned beneficially and of record by Seller, which shares constitute all of the issued and outstanding shares of the capital stock of the Company.

     2.   PURCHASE PRICE

          2.1    Purchase Price.   The aggregate purchase price to be paid by
  Modtech for the Stock (the "Purchase Price") shall be the Company's net book value as of September 30, 1996, as reflected in the "Closing Balance Sheet", payable at the Closing in the manner provided below in this Section 2.1. The Closing Balance Sheet shall be prepared by Seller in conformance with generally accepted accounting principles applied on a basis consistent with that on which the Balance Sheet of the Company (defined in Section 4.7 below) was prepared. The Closing Balance Sheet shall be delivered by Seller to Modtech not less than three business days prior to the Closing Date. The Purchase Price shall be paid at the Closing in cash, in immediately available United States funds, by cashier's or bank certified check or checks.

          2.2   Adjustment to the Purchase Price.   The Purchase Price
  otherwise payable by Modtech to Seller for the Stock as provided in Section
  2.1 above shall be subject to adjustment if Modtech is entitled to indemnification in accordance with the provisions of Section 8.3 hereof.

     3.   CLOSING

          3.1   The Closing Date.   Unless sooner terminated as provided in
  Section 6.1(a) below, the consummation of the purchase and sale of the Stock (the "Closing") shall take place at the offices of Phillips & Haddan, 4695 MacArthur Court, Suite 840, Newport Beach, California, at 10:00 a.m., local time, on October 21, 1996 (the "Closing Date"), or at such other time date and place as may be mutually agreed upon in writing by parties hereto; provided, however, that, if the Closing fails to occur by December 31, 1996, or by such later date to which the Closing may be extended as provided hereinabove, this Agreement shall automatically terminate, all parties shall pay their own expenses incurred in connection herewith, and neither Modtech nor Seller shall have any further obligations hereunder; provided, however, that no such termination shall constitute a waiver by either Modtech or Seller who is not in default of any of its respective representations, warranties or covenants herein, of any rights or remedies it might have at law if the other is in default of any of its respective representations, warranties or covenants under this Agreement.

          3.2   Delivers at the Closing.   At the Closing, as conditions
  thereto:

               (a)  Modtech shall deliver to Seller, among other things:

                    (i)  The cash specified by Section 2.1 (a); and

               (b)  Seller shall deliver to Modtech, among other things:

                    (i)  A stock certificate or certificates evidencing the
                           ownership of all shares of the Stock owned by Seller, duly endorsed for transfer to Modtech of good and valid title in and to the Stock, free and clear of all liens and other encumbrances.

                    (ii) The Non-Competition Agreement, dated as of the
                           Closing Date, between Seller, on the one hand, and Modtech and the Company, on the other hand, specified in Section 7.3(d) below.





     4.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to, and covenants with, Modtech as follows (it being acknowledged that Modtech is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy in all material respects of each of which constitutes a condition precedent to Modtech's obligations hereunder):

          4.1   Organization and Corporate Power.   The Company is a
  corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualifications is required and where the failure to be so qualified would have a materially adverse effect upon the Company. The Company has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation as amended to date, certified by the Secretary of State of California, the Bylaws of the Company, as amended to date, and the resolutions of the Company's shareholders and directors authorizing the execution, delivery and performance of this Agreement, all certified by the President and the Secretary of the Company, which have previously been provided to Modtech by Seller, are true and complete copies thereof as currently in effect.

          4.2   Capitalization.   The authorized capital stock of the Company
  consists of 100 shares of Common Stock. As of the date hereof, there are 100 shares of Common Stock issued and outstanding, all of which are owned, beneficially and of record, by Seller. As of the date hereof, except as expressly set forth hereinabove, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from the Company any capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, or any other securities or agreement pursuant to which the Company is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of the Company to repurchase, redeem or otherwise acquire any of the outstanding shares of its capital stock.

          4.3   Ownership of the Company.   Seller is the owner of the Stock,
  which constitutes all of the issued and outstanding shares of the capital stock of the Company, free and clear of (i) any lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance of any kind or nature whatsoever, and (ii) any claim as to ownership thereof or any rights, powers or interest therein by any third party, whether legal or beneficial, and whether based on contract, proxy or other document or otherwise.

          4.4   Authorization.   Seller has full power and authority to enter
  into this Agreement, to execute all attendant documents and instruments necessary to consummate the transactions herein contemplated, and to perform its obligations hereunder. This Agreement, and each and every other agreement, document and instrument to be executed by Seller in connection herewith, has been effectively authorized by all necessary action, corporate and otherwise, on the part of Seller, which authorizations remain in full force and effect, has been duly executed and delivered by Seller, no other authorizations or proceedings on the part of Seller, or otherwise, are required to authorize this Agreement and/or the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding act of Seller, and this Agreement is enforceable with respect to Seller in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcement of creditors' rights or affecting generally the availability of equitable remedies. No authorization, consent or approval of any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

          4.5   No Conflicts.   Except as may be disclosed on Exhibit B
  attached hereto (the "Disclosure Schedule"), neither the execution and delivery of this Agreement, nor the consummation by Seller of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a material breach of, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement, or other agreement, document, instrument or obligation (including, without limitation, any of the Company's charter documents) to which the Company or Seller is a party or by which any of their respective assets or properties may be bound, which could reasonably be expected to have a material adverse effect on the Company, or (ii) violate any judgement, order, injunction, decree, statute, rule or regulation applicable to the Company, Seller, or any of the assets or properties of any of them. No authorization, consent or approval of any public body or authority was or is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

          4.6   Subsidiaries.   The Company has no subsidiaries and no
  investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as reflected in the Company's Balance Sheet # (defined in Section 4.7 below) or shown on the Disclosure Schedule.

          4.7   Financial Statements.   Attached hereto as Exhibit A are (i)
  the reviewed financial statements of the Company for each of its fiscal years ended June 30, 1993 through 1996, consisting of the Company's balance sheets as of such dates, the related statements of profit and loss for the periods then ended, and the notes thereto, which have been reported upon by Coopers
  & Lybrand, the Company's independent certified public accountants, and (ii) the unaudited financial statements of the Company as of and for the three months ended September 30, 1996, consisting of the Company's balance sheet as of such date (the "Balance Sheet"), the related statement of profit or loss for the period then ended, and the respective notes thereto, which have been certified by the chief financial officer of the Company. Such financial statements (and notes related thereto) are herein sometimes collectively referred to as the "Financial Statements." The Financial Statements (i) are derived from the books and records of the Company, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect, the assets and liabilities of the Company, (ii) fairly and accurately present the financial condition of the Company on the respective dates of such statements and the results of its operations for the periods indicated, except as may be disclosed in the notes thereto, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto).



          4.8   Absence of Undisclosed Liabilities.   Except as and to the
  extent reflected or reserved against in the Balance Sheet, and as to matters arising in the ordinary course of its business since the date of the Balance Sheet which are disclosed in the Disclosure Schedule, the Company has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could reasonably be expected to have a materially adverse effect on the business, assets, condition (financial or otherwise) or prospects of the Company.

          4.9   Absence of Certain Developments.   Except as set forth in the
  Disclosure Schedule, since the date of the Balance Sheet there has been (i) no declaration, setting aside or payment of any dividend or other distribution with respect to the Stock or redemption, purchase or other acquisition of any shares of Stock or any split-up or other recapitalization relative to any stock or any action authorizing or obligating the Company to do any of the foregoing; (ii) no material loss of or material destruction or damage to any material property or asset of the Company, whether or not insured; (iii) no acquisition or disposition of assets (or any contract or arrangement therefor), or any other transaction by the Company otherwise than for fair value and in the ordinary course of business; (iv) no discharge or satisfaction by the Company of any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the Balance Sheet, or current liabilities incurred since the date thereof in the ordinary course of business, (v) no sale, assignment or transfer by the Company of any of its tangible or intangible assets except in the ordinary course of business, cancellation by the Company of any debt, claims or obligations, or mortgage, pledge, subjection of any assets to any lien, charge, security interest or other encumbrances, or waiver by the Company of any rights of value which, in any such case, is material to the business of the Company; (vi) no payment of any bonus to or change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment except pursuant to existing arrangement; (vii) no write-off or material reduction in the carrying value of any asset which is material to the business of the Company;
  (viii) no disposition or lapse of rights as to any intangible property which is material to the business of the Company other than any and all trade names and trademarks that include the name "Miller"; (ix) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of the Company, (x) no agreement to do any of the things described in this Section 4.9, and (xi) no materially adverse change in the condition (financial or otherwise) of the Company or in its assets, liabilities, properties, business or prospects.

          4.10   Real Property.   Appendix I to the form of Lease attached
  hereto as Exhibit M contains a complete and accurate legal description of the Real Estate, which constitutes the only parcel of real property owned by or leased to and occupied by the Company as of the date of this Agreement, and the Company neither owns or leases, nor occupies, any other real property except as set forth in the Disclosure Schedule. The building and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear expected. The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and the Company has not received any notice of violation with which it has not complied (it being understood and agreed that neither the Company nor Modtech, directly or indirectly, will knowingly and voluntarily take any actions to cause any examination or inspection with respect thereto). The Company has good and marketable title to all such real property owned by the Company, free and clear of all liens, mortgages, encumbrances, easements, leases, restrictions, and claims of any kind whatsoever except for (i) those matters shown on the Disclosure Schedule;
  (ii) liens for taxes for the current year and tax assessments not yet due and payable; and (iii) mechanics' or similar liens for materials or services furnished or to be furnished after the date hereof. All leases of real property to which the Company is a party and which are material to the business of the Company are fully effective in accordance with their respective terms and afford the Company peaceful and undisturbed possession of the subject matter of the lease, and there exists no default on the part of the Company or termination thereof, except as may be set forth in the Disclosure Schedule.

          4.11   Tangible Personal Property.   Exhibit C attached hereto sets
  forth a complete list of all items of tangible personal property owned or leased and used by the Company in the current conduct of its business, where the original cost was in excess of $750. Except as set forth in Exhibit C, the Company has, and at the Closing will have, good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in possession of, all such items of personal property owned or leased by it, free and clear of all title defects, mortgages, pledges, security interests conditional sales agreements, liens, restrictions or encumbrances whatsoever. Included in Exhibit C is a list of all outstanding equipment leases and maintenance agreements to which the Company is a part as lessee and which individually provide for future lease payments in excess of $100 per month, with the identities of the other parties to all such leases and agreements shown thereon. All leases of tangible personal property to which the Company is a party and which are material to the business of the Company are fully effective in accordance with their respective terms, and there exists no material default on the part of the Company or termination thereof, except as may be set forth on Exhibit C. Each item of capital equipment reflected in the Balance Sheet whose original cost was in excess of $5,000 which is used in the current conduct of the Company's business is, and on the date of the Closing will be, in operating and useable condition and repair, ordinary wear and tear expected, and is and will be suitable for use in the ordinary course of the Company's business, except as may be set forth in Exhibit C.

          4.12   Tax Matters.   The Company has, since its inception, duly
  filed all federal, state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to the Company. Copies of all such tax returns have been made available for inspection by Modtech prior to the execution hereof. All federal, state, county and local taxes, including but not limited to those taxes due with respect to the Company's properties, income gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Closing by the Company have been paid. The amount reflected in the Balance Sheet as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove. No consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended, has been filed with respect to the Company.

          4.13   Accounts Receivable.   The accounts receivable reflected in
  the Balance Sheet constituted all accounts receivable of the Company as of the date thereof, other than accounts receivable fully written off as uncollectible as of such date in accordance with consistently applied prior practice. All such accounts receivable arose from valid sales, were recorded in the ordinary course of business, and are not subject to any set-off or counter claim, except as disclosed in the Disclosure Schedule. Such accounts receivable have been collected in full since the date of the Balance Sheet or are collectible at their full respective amounts (net of allowance for doubtful accounts established in accordance with consistently applied prior practice). Based upon the prior experience of the Company, the "allowance for doubtful accounts" shown on the Balance Sheet is sufficient to cover all doubtful accounts. Subject to such allowance for doubtful accounts, the accounts receivable of the Company existing as of the close of business on the Closing Date will be fully collectable within one year from the Closing Date.

          4.14   Inventories.   The Company has, and on the Closing will
  continue to have, good and marketable title to all of its inventoried of raw materials, work-in-process and finished goods, including models and samples, free and clear of all security interests, liens, claims, and encumbrances, except as set forth in the Disclosure Schedule. All such inventories consist of items that are useable and saleable in the ordinary course of business of the Company and represent quantities not in excess of one year's requirements for its business as currently conducted.

          4.15   Contracts and Commitments.   The Company has no contract,
  agreement, obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability in excess of $7,500 (other than obligations which are included in accounts payable), and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship, or dealership agreements, leases, or bonus, health or stock option plans, except as described in Exhibit D. True and complete copies of all such contracts and other arrangements listed on Exhibit D have been made available to Modtech prior to the execution hereof. As of the date hereof, there exists no circumstances which would affect the validity or enforceability of any of such contracts and other agreements in accordance with their respective terms. The Company has performed and complied in all material respects with all obligations required to be performed by it to date under, and is not in material default (without giving effect to any required notice or grace period) under, or in material breach of, the terms, conditions or provisions of any such contracts and other agreements. The validity and enforceability of any contract or other agreement described herein has not been and shall not in any material manner be affected by the execution and delivery of this Agreement without any further action. The Company has no contract, agreement, obligation, or commitment which requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to the Company's business, assets, condition, (financial or otherwise) or prospects.

          4.16   Patents, Trade Secrets and Customer Lists.   The Company
  does not have any patents, applications for patents, trademarks, applications for trademarks, trade names, licenses or service marks relating to the business of the Company, except as set forth in Exhibit E hereto, nor does any present or former shareholder, officer, director or employee of the Company own any patent right relating to any products manufactured, rented or sold by the Company. Except as disclosed on Exhibit E, the Company has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, and manufacturing and secret processes reasonably necessary to the manufacture and marketing of all products made or proposed to be made by the Company, and the continued use thereof by the Company following the Closing will not conflict with, infringe upon, or otherwise violate any rights of others. The Company has not used and is not making use of any confidential information or trade secrets of any present or past employee of the Company.

          4.17   No Pending Material Litigation or Proceedings.   Except as
  disclosed in Exhibit F, there are no actions, suits or proceedings pending or to Sellers knowledge threatened, against or affecting the Company (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department. commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the shareholders, officers or directors of the Company in connection with the business, operations or affairs of the Company, which could reasonably be expected to result in any material adverse change in the business, properties or assets, or in the condition (financial or otherwise) or prospects of the Company, or which question or challenge the sale of the Stock by Seller to Modtech. Except as disclosed in Exhibit F, the Company has not, during the past three years, been threatened with any action, suit, proceedings or claim (including actions, suits, proceedings or claims where its liabilities may be adequately covered by insurance) for personal injuries allegedly attributable to products sold or services performed by the Company asserting a particular defect or hazardous property in any of the Company s products, services or business practices or methods, nor has the Company been a party to or threatened with proceedings brought by or before any federal or state agency; and the Company has no knowledge of any defect or hazardous property claimed or actual in any such product, service or business practice or method. The Company is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

          4.18   Insurance.   The Company maintains insurance with reputable
  insurance companies on such of its equipment, tools, machinery, inventory and properties as are usually insured by companies similarly situated and to the extent customarily insured, and maintains liability to persons and property as is customary for companies similarly situated. A true and complete listing and general description of each of the Company s insurance policies currently are, and at the Closing Date shall be, in full force and effect.

          4.19   Arrangements with Personnel.   Except as set forth in
  Exhibit H attached hereto, no stockholder, director, officer or employee is presently a party to any transaction with the Company, including without limitation any contract, loan or other agreement or arrangement providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such stockholder, director or officer or to any member of the family of any of the foregoing, or to any corporation, partnership, trust or other entity in which any stockholder, director or officer or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. The Company has no knowledge of any employee who is party to any of the above transactions with any member of his family. There is set forth on Exhibit H a list showing (I) the name, title, date and amount of last compensation increase, and aggregate compensation, including amounts paid or accrued pursuant to any bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement, of each officer, employee, agent or contractor of the Company whose salary and other compensation, in the aggregate, received from the Company or accrued is at an annual rate (or aggregated for the most recently completed fiscal year) in excess of $25,000 as well as any employment agreements relating to any such persons; (ii) all powers of attorney from the Company to any person or entity; and (iii) the name of each person or entity authorized to borrow money or incur or guarantee indebtedness on behalf of the Company.

          4.20   Labor Relations.   The Company has no obligations under any
  collective bargaining agreement or other contract with a labor union nor is any union, labor organization or group of employees of the Company presently seeking the right to enter into collective bargaining with the Company on behalf of any of its employees, except as set forth on Exhibit I. The Company has furnished Modtech with a copy of all written personnel policies, including without limitation vacation, severance, bonus, pension, profit sharing and commissions policies, applicable to any of the Company s employees.

          4.21   Bank Accounts.   All bank and savings accounts, and other
  accounts at similar financial institutions, of the Company existing at date of Closing are listed on Exhibit J.

          4.22   Absence of Questionable Payments.   Neither the Company nor
  any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of the Company, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (c) established or maintained any unlawful or unrecorded accounts.

          4.23   Compliance with Laws.   The Company holds all licenses,
  franchises, permits and authorizations necessary for the lawful conduct of its business as presently conducted, has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, with respect to any part of the conduct of its business and corporate affairs, where the failure to so comply could reasonably be expected to have consequences that could have a material adverse affect upon the Company s condition (financial or otherwise), business, assets, properties or prospects.

          4.24   Environmental Matters.   Neither the Company nor, to the
  best of its knowledge after due investigation, any previous owner, tenant, occupant, user or operator of any of the real property owned, leased or otherwise occupied by the Company, used, generated, as defined below, on, under, in or about the site of such real property, except as disclosed in the Disclosure Schedule. All such real property complies in all material respects with all applicable Federal, state and local laws, ordinances and regulations pertaining to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, and the rules, regulations and ordinances of the city and county in which such real property is located, the California Department of Health Services, the Regional Water Quality Control Board, the State Water Resource Control Board, the Environmental Protection Agency and all other applicable Federal, state, regional and local agencies and bureaus. The term "Hazardous Materials" shall mean any substance, material or waste which is regulated by any local government authority, the state of California, or the United States Government, including, without limitations, any matter or substance which is
  (a) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" under any provision of California law, (b) petroleum, (c) asbestos, (d) designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act or listed pursuant to Section 307 of the Clean Water Act, (e) defined as "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act.

          4.25   Relationships with Customers and Suppliers.   No present
  customer or substantial supplier to the Company has indicated an intention to terminate or materially and adversely alter its existing business relationships therewith, the Company has no reason to believe that any of the present customers of or substantial suppliers to the Company intends to do so.

          4.26   Brokerage.   Except as set forth in the Disclosure Schedule,
  neither the Company nor Seller has any obligation to any person or entity for brokerage commissions, finder s fees or similar compensation in connection with the transactions contemplated by this Agreement, and Seller shall indemnify and hold Modtech harmless against any liability or expenses arising out of such a claim asserted against either Modtech or the Company by any party.

          4.27   Disclosure.   Neither this Agreement, nor any certificate,
  exhibit, or other written document or statement, furnished to Modtech by or on behalf of the Company or Seller in connection with the transactions contemplated by this Agreement contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading. Neither the Company nor Seller has any knowledge of any fact which has not been disclosed in writing to Modtech which may reasonably be expected to materially and adversely affect the business, properties, operations, and/or prospects of the Company or the ability of the Company to perform all of the obligations to be performed by the Company under this Agreement and/or any other agreement between Modtech and the Company to be entered into pursuant to any provision of this Agreement.

     5.   REPRESENTATIONS AND WARRANTIES OF MODTECH.

     Modtech represent and warrants to Seller as follows (it being acknowledged and agreed that Seller is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of Seller hereunder):

          5.1   Organization and Authorization.   Modtech is a corporation
  duly organized, validly existing and in good standing under the laws of the State of California, with full power, corporate or otherwise, legal capacity and authority to enter into and perform its obligations under this Agreement, and to execute and deliver all attendant documents and instruments and to consummate the transactions herein contemplated, including all attendant acts. The execution and delivery of this Agreement, and the consummation by Modtech of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of Modtech, which authorization remains in full force and effect, and no other corporate proceedings on the part of Modtech are necessary to authorize this Agreement and the transactions contemplated thereby and hereby. This Agreement constitutes the legal, valid and binding act of Modtech and is enforceable with respect to Modtech in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority, or other laws relating to or affecting generally the enforcement of creditors rights or by laws affecting generally the availability of equitable remedies. Neither the execution and delivery by Modtech nor the consummation by Modtech of the transactions contemplated by this Agreement, nor compliance by Modtech with any of the provisions thereof or hereof, will (i) conflict with or result in a breach or violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation (including, without limitation, its Articles of Incorporation and Bylaws) to which Modtech is a party or by which it is bound, or (ii) violate any judgement, order, injunction, decree, statute, ruler or regulation applicable to Modtech or any of its properties or assets.

          5.2   Consents.   No governmental consents, approvals or
  authorizations, and no consents or approvals by any third party, are required to be obtained by Modtech, and no registration or declarations are required to be filed by Modtech, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          5.3   No Pending Material Litigation or Proceedings.   There are no
  actions, suits or proceedings pending or, to the best of Modtech s knowledge threatened, against or affecting Modtech (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, which might prevent the purchase of the Stock by Modtech from the Company pursuant to this Agreement or the performance by Modtech of any of the obligations to be performed by Modtech hereunder.

          5.4   Brokerage.   Modtech has no obligations to any person or
  entity for brokerage commissions, finder s fees or similar compensation on connection with the transactions contemplated by this Agreement, and shall indemnify and hold Seller harmless against any liability or expenses arising out of such a claim asserted against Seller or the Company by any party.

          5.5   Purchase for Investment.   Modtech is acquiring, and at the
  Closing shall acquire, the Stock for investment only, and not for distribution within the meaning of the Federal securities laws, and no one else has, or at the time of the Closing will have, any beneficial ownership or interest in the Stock to be purchased pursuant hereto, nor is the Stock to be subject to any lien or pledge. Modtech acknowledges and agrees that no further transfer of the Stock shall be made except in compliance with applicable Federal and state securities laws. Modtech, through its principle shareholders, has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the purchase of the Stock contemplated hereby and has determined that it is both willing and able to undertake the economic risk of this purchase. Modtech understands and acknowledges that the Stock is being offered and sold by Seller pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933, as amended, and from the qualification requirements of the California Corporate Securities Law of 1968, the availability of which depends upon the bona fide nature of the foregoing representations and warranties, and agrees to indemnify and hold Seller, and its officers, employees and agents, harmless from and against any and all damages suffered and liabilities incurred by any of them (including costs of investigation and defense and attorneys fees) arising out of any inaccuracy in such representations and warranties.

          5.8   Solvency.   Modtech s acquisition of the Stock and payment of
  the purchase will not render Modtech insolvent or unable to pay its debts as they become due.



          5.9   Disclosure.   Neither the Agreements nor any certificate,
  exhibit or other written document or statement furnished to Seller by or on behalf of Modtech in connection with the transactions contemplated in this Agreement, contained or contains an untrue statement of material fact.


     COVENANTS OF THE PARTIES PRIOR TO THE CLOSING

     Seller and Modtech hereby covenant to and agree with the other that between the date hereof and the Closing:

          6.1   Access to Properties and Records.

               (a) Seller shall cause the Company to give to Modtech and its authorized representatives full access, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities, to any and all of the Company s premises, properties, contracts, books, records and affairs, and shall cause the Company to cause its officers to furnish any and all data and information pertaining to its business that Modtech may from time to time reasonably require.
               (b) Unless and until the transactions contemplated by this Agreement have been consummated, Modtech and its representatives shall hold in confidence all information so obtained and if the transactions contemplated hereby are not consummated will return all documents hereinabove referred to and obtained therefrom. Such obligation of confidentiality shall not extend to any information which is shown to have been previously (i) known to Modtech, (ii) generally known to others engaged in the trade or business of the Company, (iii) part of public knowledge or literature, or
  (iv) lawfully received by the Modtech from a third party.

          6.2   Corporate Existence, Rights and Franchises.   Seller shall
  take all necessary actions to cause the Company to maintain in full force and effect its corporate existence, rights, franchises and good standing. No change shall be made in the Articles or Bylaws of the Company.

          6.3   Insurance.   Seller shall take all reasonable actions to
  cause the Company to maintain in force all of its existing insurance policies, subject only to variations in amounts required by the ordinary operation of the Company s business.

          6.4   Conduct of Business in the Ordinary Course.   Seller shall
  not permit to be done any act which would result in the breach of any of the covenants of the Company contained herein or which would cause the representations and warranties of the Company contained herein to become untrue or inaccurate as of any date subsequent to the date hereof. Without limiting the generality of the foregoing, Seller shall take all necessary actions to cause the Company to (i) operate its business as it has in the recent past in the ordinary course of business as an ongoing concern, and will use its best efforts to preserve intact the Company s organization and operations at current levels and to make available to Modtech the services of the Company s present employees and having to preserve for Modtech the Company s relationships with its suppliers and customers and others having business relationships with the Company; (ii) maintain in operating condition, ordinary wear and tear excepted, all of the Company s assets and properties which are in such condition as of the date hereof; (iii) maintain the books, accounts and records of the Company in the usual, regular and ordinary manner, on a basis consistent with past practice in recent periods;
  (iv) refrain from entering into any contract, agreement, sales order, lease, capital expenditure or other commitment of a value in excess of $50,000 (other than purchases of raw materials and sales of inventory in the ordinary course of business), or from modifying, amending, canceling or terminating any of such contracts, agreements, lease or other commitments presently in force, except as expressly contemplated by this Agreement, without the prior approval of Modtech (which approval shall not be unreasonably withheld and which may be verbal to be followed by written confirmation); (v) refrain from paying any bonus to any employee, officer or director, other than pursuant to an existing written contract or agreement , and from declaring or paying any dividend, or making any other distribution in respect of, or from redeeming, the Stock; and (vi) refrain from issuing any capital stock or other securities convertible into capital stock.

          6.5   Risk of Loss.   In the event that all or a material part of
  the assets or properties of the Company are destroyed or substantially damaged prior to Closing, or are taken by eminent domain by any governmental entity, Modtech shall be entitled to elect within five (5) days of notice thereof to terminate this Agreement, in which case all parties hereto shall pay their own expenses. In the event that Modtech elects not to terminate this Agreement as provided immediately above, Modtech shall have a period of fifteen (15) days within which to obtain the agreement of Seller as to an appropriate adjustment to the aggregate Purchase Price for the Stock, at the end of which period this Agreement shall terminate if such further agreement has not been reached, and all parties shall pay their own expenses.

          6.6   Consents.   Each of the parties shall use its best efforts to
  obtain any and all necessary permits, approvals, qualifications, consents or authorizations from third parties and governmental authorities which are required to be obtained prior to the Closing, and shall use its best efforts to make or complete all filings, proceedings and waiting periods required to be made or completed prior to the Closing.

          6.7   Release of Security Interests in Assets.   Seller shall cause
  the Company to use its best efforts to obtain consents, in form and substance reasonably satisfactory to Modtech, from lienholder and those holding security interests in any of the properties or assets of the Company to all of the transactions contemplated by this Agreement, without acceleration of any indebtedness secured by such deeds of trusts, mortgages, liens and security interests.

          6.8   No Equitable Conversion.   Prior to the Closing, neither the
  execution of this Agreement nor the performance of any provision contained herein shall cause either Modtech, on the one hand, or the Company or Seller, on the other hand, to be or become liable for or in respect of the operations or business of the other, for the cost of any labor or materials furnished to or purchased by the other, for compliance with any laws, requirements or regulations of, or taxes, assessments or other expenses whatsoever pertaining to the conduct of the business or the ownership, title, possession, use or occupancy of the property of the other, and each hereby agrees to indemnify and hold the other harmless from any such liability.

     7.   CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

     The respective obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:


          7.1   Regulatory Approvals.   There shall have been obtained any
  and all permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to Modtech, are required for the consummation of the transactions contemplated hereby.

          7.2   No Action or Proceeding.   No claim, action, suit,
  investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

          7.3   Obligations of Modtech.   The obligation of Modtech hereunder
  to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction of each of the further conditions set forth below, any or all of which may be waived by Modtech in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Modtech of any other condition or of any of its rights or remedies, at law or inequity, if Seller shall be in default or breach of any other of the representations, warranties or covenants of Seller under this Agreement:

               (a) Seller shall have performed the agreements and covenants required to be performed by Seller under this Agreement prior to the Closing, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, business or prospects of the Company since the date hereof, and the representations and warranties of Seller contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the date of the Closing delivered by Seller to Modtech with the approval of Modtech indicated thereon (which writing is to be attached hereto as Exhibit K, be true in all material respects on and as of the Closing Date as if made on and as of such date, and Modtech shall have received certificates, dated as of the Closing Date, signed by the chief executive and financial officers of Seller, reasonably satisfactory to Modtech and its counsel, to such effect.

               (b) Modtech shall have been provided with written releases of Modtech, in form and substance reasonably satisfactory to Modtech, from each person, if any, who may be entitled to receive a finders fee or other commission from Seller or the Company as a consequence of the transactions contemplated hereby.

               (c) Seller shall have executed and delivered to the Company and Modtech, effective as of the Closing Date, the Non-Competition Agreement in the form of Exhibit L attached hereto.

               (d) Each of the current officers and directors of the Company shall have resigned all of their respective offices of the Company, effective as of the Closing.

               (e) Modtech shall have been provided a favorable opinion of counsel to Seller, reasonably acceptable to Modtech and its counsel in form and substance, with respect to each of the matters set forth in subsections
  4.1 through 4.5, and 4.17, of this Agreement.



          7.4   Obligations of Seller.   The obligations of Seller hereunder
  to consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction of each of the further conditions set forth below, any or all of which may be waived, in whole or in part, by Seller without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any other condition or of any of their rights or remedies, at law or in equity, if Modtech shall be in default or breach of any other of its representations, warranties or covenants under this Agreement:

               (a) Modtech shall have performed the agreements and covenants required to be performed by Modtech under this Agreement prior to the Closing, and the representations and warranties of Modtech contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the date of the Closing delivered by the Modtech to Seller with the approval of Seller indicated thereon (which writing is to be attached hereto as Exhibit N), be true in all material respects on and as of the date of Closing as if made on and as of such date, and Modtech shall have provided Seller with a certificate, dated as of the date of Closing, signed by the chief executive and financial officers of Modtech, reasonably satisfactory to Seller and its counsel, to such effect.

               (b) Modtech shall have provided Seller with certified copies of resolutions (certified as of the Closing Date as being in full force and effect by the President of Modtech) duly adopted by the Board of Directors of Modtech authorizing the making and performance by Modtech of this Agreement.

               (c) Seller shall have been provided a favorable opinion of counsel to Modtech, reasonably acceptable to Seller and its counsels in form and substance, with respect to each of the matters in subsection 5.1 through
  5.3 hereof.

     8.   ADDITIONAL AGREEMENTS OF THE PARTIES

          8.1   Taxes and Expenses.

               (a) Except as otherwise expressly provided in (b) immediately below, each of Seller and Modtech shall pay all of its own respective taxes, attorneys fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement respectively to be performed or observed by each of them.

               (b) Seller shall pay all income taxes charged to Seller or based on Seller s income which become due on account of the sale and transfer of the Stock to Modtech, reserving the right to contest any assessment of taxes as a consequence of the sale and transfer of the Stock to Modtech.

          8.2   Expiration of Representations and Warranties.

               (a) The representations and warranties of Seller contained herein and in any other document or instrument delivered by or on behalf of Seller and/or the Company pursuant hereto, as such may be qualified in Exhibit K hereto, shall survive the Closing and any investigations made by or on behalf of Modtech made prior to the Closing, and shall remain in full force and effect for a period of thirteen (13) full months from the date of the Closing the ("Warranty Period"), and thereupon expire.

               (b) Nothing contained in Section 8.2(a) shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, after the Closing, nor shall it prevent or preclude either party from pursuing any and all available remedies at law or in equity for actual fraud in the event that, prior to the Closing, Seller had actual knowledge of any material breach of any of the respective representations and warranties of Seller herein but failed to disclose to or actively concealed such knowledge from Modtech prior to the Closing.

          8.3   Indemnification.

               (a) Seller hereby agrees to indemnify and hold Modtech harmless with respect to any and all claims, losses, damages, obligations, liabilities and expenses, including without limitation reasonable legal and other costs and expenses of investigating and defending any actions or threatened actions, which Modtech may incur or suffer during the Warranty Period following the Closing by reason of any breach of any of the representations and warranties of Seller contained herein, provided that Modtech complies with the following indemnification procedure:

                    (i) Modtech shall give written notice to Seller of its claim for indemnification prior to the expiration of the Warranty Period, which notice shall set forth the amount involved in the claim for indemnification and contain a reasonably thorough description of the facts constituting the basis of such claim;

                    (ii) Seller shall have a period of thirty (30) days from the receipt of the notice referred to above to respond to the indemnity claim to the mutual satisfaction of Modtech and Seller. During such 30-day period, Modtech and Seller shall use their respective best efforts to attempt in good faith to agree upon a mutually acceptable resolution as to their respective rights with respect to any such claim for indemnification, in which case the parties shall promptly prepare and sign a memorandum setting forth such agreement;

                    (iii) In the event that no agreement is reached during the 30-day period specified in subsection 8.3(ii) above, then Modtech shall thereupon have the right to offset and deduct the amount of such claim from any amounts remaining to be payable by Modtech to Seller under this Agreement or otherwise, without taking any further actions.

                    (iv) If a third party claim is asserted which might result in a claim for indemnification hereunder, Modtech shall, with reasonable promptness, provide Seller with notice of any such claim, make available to Seller all information within the knowledge or control of Modtech which reasonably might be deemed relevant and material to the defense of any such claim, and otherwise cooperate with Seller in the defense of the claim. Modtech shall not settle or compromise any such claim without the prior written consent of Seller unless suite shall have been instituted against Modtech and Seller shall have failed, after reasonable notice of institution of the suit, to take control of such suit as provided below. If Seller admits in writing that Seller will be liable to Modtech with respect to the full amount and as to all material elements of a third party claim alleging damages, up to the maximum amount for which Seller may be liable under this Section 8.3, should the third party prevail in such suit, then Seller shall have the right to assume full control of the defense of such claim, and Modtech shall be entitled to participate in the defense of such claim only with the consent of Seller. As to any third party claim alleging damages in excess of the maximum amount for which Seller may be liable under this Section 8.3, Modtech shall have and retain the right to control the defense of such claim, and Seller shall be entitled to participate in the defense of such claim only with the consent of Modtech.

                    (v)   Not withstanding anything to the contrary in this
  Section 8.3, Seller shall not be obligated to indemnify Modtech unless and until the aggregate amount subject indemnity exceeds $35,000, and then only to the extend of such excess (provided the amount attributable to accounts receivable after taking into account the allowance for bad debts) cannot exceed $10,000 of such $35,000.

                    (vi) In the event that Seller asserts that Modtech has improperly offset or deducted an amount of money pursuant to any provision of this Section 8.3, Seller may pursue any available legal remedies against Modtech and, in the event that Seller shall obtain a final judgment of a court of competent jurisdiction to the effect that any indemnification invoked by Modtech was improper, then Modtech shall pay to Seller to full amount of any moneys improperly offset and deducted, together with interest thereon at the highest rate permitted by applicable law from the date of the exercise of the offset and deduction until the date of such payment, together with reasonable attorneys fees as provided in Section 9.7 hereof.

               (b) Modtech shall use reasonable efforts (including commencing litigation if Modtech, in its sole discretion, deems such litigation appropriate) to collect the accounts receivable of the Company existing as of the date of the Closing during the one-year period following the date of the Closing (the "Collection Period"). At the expiration of the Closing Period, Modtech shall deliver to Seller a schedule of all such accounts receivable (the "A/R Schedule") which have not been collected as of the end of the Collection Period, together with written notice of its claim for indemnification under this Section 8.3. Within five business thereafter, Seller shall pay to Modtech the full uncollected amount of such accounts receivable less allowance for bad debts plus $10,000. All accounts receivable listed on the A/R Schedule shall be assigned to and become the property of Seller upon the payment to Modtech by Seller as provided hereunder, and Seller may thereafter proceed to attempt to collect such accounts receivable in such manner as Seller, in its sole discretion, deems appropriate (which may include litigation).

               (c) Except as otherwise expressly provided below in this subsection 8.3(c), the maximum aggregate liability of Seller to Modtech as a consequence of any one or more breach or breaches of one or more of the representations and warranties of Seller contained herein shall be limited to the aggregate amount paid and payable to Seller as the aggregate Purchase Price for the Stock. In the case of actual fraud, Modtech may, in addition to the foregoing right of indemnification, pursue any and all legal and equitable remedies it may have against Seller.

     9.   MISCELLANEOUS

          9.1   Other Documents.   Each of the parties hereto shall execute
  and deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.


          9.2   Parties in Interest.   This Agreement shall be binding upon
  and inure to the benefit of the parties hereto, the heirs, personal representatives, successors and assigns of each of Seller and of Modtech, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

          9.3   Governing Law.   This Agreement is made and shall be governed
  in all respects, including validity, interpretation and effect, by the laws of the State of California.

          9.4   Notices.   All notices, requests or demands and other
  communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

          (a)   If to Seller, to:  Edward C. Craig, President
                                   Miller Structures, Inc.
                                   P.O. Box 1283
                                   Elkhart, IN  45615

                 With copies to:             Jeffrey C. Rubenstein
                                   Much Shelist Freed Denenberg Ament
                                   Bell & Rubenstein
                                   200 N. LaSalle Street
                                   Chicago, IL  60601

          (b)   If to Modtech, to: Evan M. Gruber, President
                                   Modtech, Inc.
                                   2830 Barrett Avenue
                                   Perris, CA  92370

                 With copies to:   James M. Phillips, Jr., Esq.
                                   4695 MacArthur Court, Suite 840
                                   Newport Beach, CA  92660

  Any party hereto may change its address by written notice to the other party given in accordance with this Section 9.4.

          9.5   Entire Agreement.   This Agreement, together with the
  exhibits attached hereto, contains the entire agreement between the parties and supersede all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof, including without limitation the Agreement in Principle. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by both Seller and Modtech.

          9.6   Headings.   The captions and headings used herein are for
  convenience only and shall not be construed as a part of this Agreement.

          9.7   Attorneys  Fees.   In the event of any litigation between
  Seller and Modtech, the non-prevailing party shall pay the reasonable expenses, including the attorneys fees, of the prevailing party in connection therewith.

          9.8   Counterparts.   This Agreement may be executed in
  counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.

          9.9   Publicity.   Modtech and Seller agree to cause their
  respective officers, employees and agents, not to issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the consent of the other party (which consent shall not be unreasonably withheld); provided, however, that notwithstanding the foregoing, a party hereto shall be permitted to make such disclosure to the public or governmental agencies as is deemed necessary to prevent violation of applicable federal and state laws.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

          "Modtech"                     "Seller"

     MODTECH, INC.,                MILLER STRUCTURES, INC.,
     a California corporation           an Indiana corporation


     By:/Evan M. Gruber            By:\Edward C. Craig
          Evan M. Gruber                Edward C. Craig

     Title:  President             Title:  President






































                       NON-COMPETITION AGREEMENT

          THIS NON-COMPETITION AGREEMENT (the "Agreement") is made and entered into effective as of October 1, 1996, by and between MILLER STRUCTURES, INC., an Indiana corporation ("Shareholder"), which owns, beneficially and of record, all the issued and outstanding capital stock (the "Stock") of Miller Structures, Inc., a California corporation (the "Company"), and MODTECH, INC., a California corporation ("Buyer"), which this day is purchasing the stock from Shareholder for the purpose of continuing to engage in the conduct of the Company's business and operations from and after the date hereof.

                               RECITALS

     WHEREAS, Shareholder and Buyer have entered into that certain Agreement for Purchase and Sale of All of the Outstanding Capital Stock of Miller Structures, Inc. dated as of September 30, 1996 (the "Purchase Agreement"), which provides, among other things, for the purchase by Buyer from Shareholder of the Stock;

     WHEREAS, the execution and delivery of this Agreement by Shareholder is a condition precedent to the obligation of Buyer to consummate the transactions contemplated by the Purchase Agreement;

     WHEREAS, Shareholder will receive substantial consideration as a consequence of the sale of the Stock to Buyer; and

     WHEREAS, Shareholder, as the sole shareholder of the Company, possesses confidential and proprietary information regarding the business and customers of the Company;

     NOW, THEREFORE, in consideration of the foregoing premises and the consummation of the transactions contemplated by the Purchase Agreement, and in furtherance thereof, and the mutual agreements of the parties contained herein, the parties hereto agree as follows:

     1.   (a)   Shareholder hereby agrees that Shareholder will not, at any time within a five (5) year period (the "Effective Period") commencing immediately following the Closing, directly or indirectly engage in, or have any interest in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, contractor or otherwise) that manufactures the products presently manufactured by the Company ("Present Products"), market the Present Products directly in the States of California, Nevada, or Arizona solicit for the sale of Present Products in California, Nevada and Arizona or in any county or counties in any of the states of California, Nevada and Arizona, for either the above-mentioned five-year period or for so long as the Company or any of its successors shall engage in any of such activities in any such area (whichever period is the lesser), it being expressly understood and agreed that Buyer is purchasing the Stock for the purpose of causing the Company to continue to engage in such activities within such areas. Notwithstanding anything to the contrary hereinabove, nothing contained herein shall prevent Shareholder from engaging in the manufacture, marketing and sale or leasing of telecommunications structures, nor from owning less than one percent (1%) of the capital stock of a corporation the common stock of which is publicly traded on a national securities exchange or through NASDAQ.

          (b) The parties intend that the covenant contained in subparagraph 1(a) shall be construed as a series of separate covenants, one for each area (whether a country, state, county or other political subdivisions) referred to, and one for each one year period. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subparagraph 1(a). If in any judicial proceeding a court shall refuse to enforce any of the separate covenants deemed included in subparagraph 1(a), then such unenforceable covenant shall be deemed eliminated from this Agreement to the extent necessary to permit the remaining separate to be enforced.

     2. Shareholder further agrees (a) to hold in strictest confidence and not to divulge, communicate, use to the detriment of the Company or any of its successors or for the benefit of any other person or person, or misuse in any way, any confidential information or trade secrets of the Company, including without limitation, personnel information, trade secrets, secret processes, know-how, customer lists, marketing strategies or other technical data. Buyer acknowledges that Shareholder will continue to utilize all of the above confidential information and trade secrets in its business, but in no case in violation of covenants set forth herein. Shareholder agrees that during the Effective Period Shareholder will not initiate any offer of employment to, or in any other manner solicit the services of, directly or indirectly, any person who is an employee or service provider of the Company as of the date hereof. In addition, Shareholder agrees that Shareholder will not at any time within the Effective Time Period: (i) disrupt, damage, impair or interfere with the business of the Company whether by way of interference with or raiding its employees, disrupting its relationships with customers, agents, representatives or vendors or otherwise (except Modtech acknowledges that Shareholder will continue to manufacture in other states for such customers, agents, representatives or vendors or otherwise); or (ii) undertake planning for or organization of any such manufacturing activity in California, Nevada or Arizona competitive with the Company's business, or conspire with employees or representatives of the Company for the purpose of organizing any such competitive manufacturing activity in California, Nevada or Arizona.

          3. This Agreement shall be binding upon and insure to the benefit of the parties hereto, and the successors, heirs, personal representatives and assigns of either.

          4. The parties acknowledge and agree that the obligations of Shareholder under this Agreement are of a unique character that gives them a peculiar value, and therefore the extent of damages to the Company or Buyer, or any successor of either of them, in the event of a breach by the Shareholder of any of the covenants contained in this Agreement may be impossible to ascertain and that there is and will be available to the Company or Buyer, or any successor of either of them, no adequate remedy at law to compensate it in the event of any such breach. Consequently, Shareholder agrees that in the event of a breach of any of such covenants, in addition to any other relief to which the Company or Buyer, or any successor of either of them, may be entitled, and not in lieu of any other rights and remedies available, it shall be entitled to seek to enforce any or all of such covenants by injunctive or other equitable relief ordered by any court of competent jurisdiction.

          5. This Agreement is entered into, and shall be governed in all respects, including validity, interpretation and effect, under the laws of the State of California.

          6. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, or when communicated by a confirmed facsimile, addressed to the Company, to Buyer, or to Shareholder at their respective last known address, with a copy to each party's counsel. Any party may change its address by written notice given in accordance with this subparagraph.

          7. This Agreement may be executed in one or more counterparts , each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          8. The parties acknowledge and agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

          9. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understanding, whether oral or written. This Agreement may not be changed orally, but only by an agreement in writing, signed by parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

          10. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the "reasonable expenses", including without limitation attorneys' fees, of the prevailing party in connection therewith. The reasonable expenses of the prevailing party shall be determined by multiplying the reasonable expenses by a fraction, the denominator being the total number of allegations made by the party and the numerator being the number of allegations made by the party which are sustained by the court.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

          "Buyer"                            "Shareholder"

  MODTECH, INC.,                             MILLER STRUCTURES, INC.,
  a California corporation                        an Indiana corporation

  By:\Evan M. Gruber                         By:\Edward C. Craig
  Title:    CEO/President                    Title:  President/CEO